EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




Date:  August 9, 2004


                 ARTISAN INVESTMENT CORPORATION
                 for itself and as general partner of
                 ARTISAN PARTNERS LIMITED PARTNERSHIP


                 By: Lawrence A. Totsky*
                     ----------------------------


                 ANDREW A. ZIEGLER

                 Andrew A. Ziegler*
                 --------------------------------


                 CARLENE MURPHY ZIEGLER

                 Carlene Murphy Ziegler*
                 --------------------------------


                 *By: /s/ Lawrence A. Totsky
                      ---------------------------
                      Lawrence A. Totsky
                      Chief Financial Officer of Artisan Investment Corporation Attorney-in-Fact for Andrew A. Ziegler
                      Attorney-in-Fact for Carlene Murphy Ziegler